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                                                                    Exhibit 99.1

                                           NEWS MEDIA CONTACT: Gregg Warren
                                           Director - Corporate Communications
                                           (304) 797-2828 - Cell (304) 491-3758

                                           FINANCIAL/SHAREHOLDER CONTACT:
                                           Rick Garan, Assistant Treasurer
                                           (304) 797-2728

                                           DATE: May 19, 2003

                                           FOR IMMEDIATE RELEASE

  WEIRTON STEEL FILES VOLUNTARY PETITION TO REORGANIZE, BECOME MORE COMPETITIVE
     NORMAL OPERATIONS AND CUSTOMER SERVICE TO CONTINUE WITHOUT DISRUPTION;
                COMPANY RECEIVES FINANCING TO SUPPORT OPERATIONS

     WEIRTON, W.VA. - Weirton Steel Corp. (OTCC BB: WRTL) today announced it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The company filed the petition today in the U.S. Bankruptcy Court for the Northern District of West Virginia in Wheeling.

     Weirton Steel emphasized that normal operations and customer service will continue without disruption, including sales, production, order processing and shipments. The company has secured a $225 million debtor-in-possession (DIP) financing facility to furnish sufficient working capital for its operations.

     "Weirton Steel is at a crossroads in its history. We must become as competitive as possible and return to profitability so that we can invest in our facilities and pursue strategic growth. Reorganization will stabilize our financial outlook, achieve vital cost savings and help us become a stronger, more competitive company," said John H. Walker, Weirton Steel president and chief executive officer.

     The reorganization is necessary for three major reasons:

     1. Despite the positive impact of a comprehensive restructuring of the company in 2002 and additional cost-saving efforts this year which improved efficiency, reduced employment costs and addressed expenses and maturities of long-term debt, Weirton Steel still faces financial challenges. These challenges include declining market conditions and overwhelming post-retirement obligations, which include pension funding, retiree healthcare benefits and life insurance, known as legacy costs. Reorganization through the court will enable Weirton Steel to address legacy costs as well as burdensome contracts which cannot be accomplished on an out-of-court basis.

     2. Reorganization also will enable Weirton Steel to improve its liquidity while continuing normal operations as an independent company. New financing facilities available only in the context of a bankruptcy filing will provide additional needed liquidity to support operations.


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PAGE 2/WEIRTON STEEL
MAY 19, 2003

     3. Weirton Steel's goal is to use the reorganization process to become as competitive as possible in the rapidly consolidating steel industry. The "new industry model" - fewer and larger steel companies that have consolidated production and significantly reduced costs - has changed the domestic industry. Consolidated companies have gained significant competitive advantages by substantially reducing their operating expenses, primarily by buying assets in bankruptcy sales resulting in minimal or no legacy costs. By contrast, since it has been maintaining a traditional pension plan, the company's pension liabilities have dramatically grown in the past several years largely due to the prolonged stock market downturn which has eroded pension assets, reduced returns and increased the calculation of obligations. Outside of reorganization, the company can spread out some of its legacy obligation payments, but not reduce them to competitive levels.

AMERICAN STEEL INDUSTRY IN "STATE OF SIEGE AND TRANSFORMATION"

     "The American Steel industry is in a state of siege and transformation. The challenges facing Weirton Steel are the same as those affecting our entire industry. In the past five years, 36 domestic steel companies have filed for bankruptcy protection. As this trend continues, large well-capitalized companies are creating a `new industry model' by acquiring assets, consolidating production, slashing costs and cutting jobs," Walker said.

WORKING CAPITAL FOR CONTINUING OPERATIONS

     Weirton Steel will maintain control and possession of its assets while undergoing Chapter 11 reorganization, instead of having a court-appointed trustee operate the company. The new DIP financing secured by the company was provided by Fleet Capital Corp., Chicago, as agent, and the rest of Weirton Steel's current bank lending group, and a new term lender, Manchester Securities, New York City.

     "This financing is an expression of confidence in our company. Weirton Steel is now focused on utilizing the reorganization process to achieve additional costs savings that could not be attained through out-of-court restructuring efforts," Walker said.

     "In the past year, we did everything we could do outside the bankruptcy venue before taking this necessary step. Our previous initiatives strengthened the company, but it became increasingly evident in the current industry climate that Chapter 11 reorganization is the only remaining solution to address our liability issues. With the support of our employees, customers, vendors and other stakeholders, our goal is to preserve the value of our business and emerge from this voluntary process as a stronger and more competitive producer."


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PAGE 3/WEIRTON STEEL
MAY 19, 2003

     Walker emphasized the reorganization will not disrupt the company's operations or alter its historic commitment to its employees, customers and the region.

PRESERVING JOBS AND OUR FUTURE

     "Weirton Steel remains a viable business that is deeply committed to our employees, the city of Weirton and the state of West Virginia. We are taking this step to preserve our company and jobs that benefit residents of West Virginia, Ohio and Pennsylvania. In reorganization, we will be working to develop a plan to keep our core operations and facilities intact," Walker commented.

     "We expect the court to approve our request to continue to pay all salaries and wages."

     Weirton Steel also is seeking court approval to form a retiree committee to assist the company in addressing the legacy cost issue.

     Prior to the court filing, the company took aggressive action in the past two years to reduce costs, which management believes better positions the company to develop a reorganization plan.

     Weirton Steel's 2001-2002 out-of-court restructuring included: a $50 million cost-reduction through job eliminations; a $40 million improvement in liquidity through vendor investment programs; an additional $35 million liquidity boost by securing a new senior credit facility; and a $115 million reduction in its public debt through two exchange offers.

     This year, the company lowered its employment costs by $38 million on an annual basis by negotiating labor agreements with the Independent Steelworkers Union and the Independent Guard Union. The contracts included elimination of a planned wage increase, a 5 percent wage reduction and a freeze on pensions. Non-represented employees incurred similar concessions.

     Shares of the company's common stock (WRTL) continue to trade on the OTC Bulletin Board. The company has not set a target date for emergence from Chapter 11, but Walker stressed the company's strategy is to move quickly.

     "Our goal is to emerge from this process, as soon as we can, as a stronger, more competitive company," Walker said. "There is much work ahead. Time and time again, our employees have proven their ability to overcome challenges and handle change. By working together, we can succeed and preserve Weirton Steel and its future."

     Weirton Steel is the sixth largest integrated U.S. steel company and produces hot rolled, cold rolled, galvanized and tin mill products (TMP). It is the nation's second largest TMP producer.

     Founded in 1909 by Ernest T. Weir and operated in its current form as an independent


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PAGE 4/WEIRTON STEEL
MAY 19, 2003

business since 1984 and as a public company since 1989, the company employs 3,500 workers at its facilities in Weirton, W.Va. For more information on the company, visit its Web site at www.weirton.com or call its toll-free reorganization hotline at 1-866-253-4668.

Safe Harbor:

     Any statement contained in this new release, other than historical information, is forward-looking. A variety of factors could cause business conditions and the company's actual results and experience to differ materially from those expected by the company or expressed in the company's forward-looking statements. Additional information concerning these factors is available in the company's most recent annual report and filings with the Securities and Exchange Commission.